UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017 (February 22, 2017)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, Dorothy M. Bradley notified NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") of her intent to not seek re-election to serve another term as a member of the Company's Board of Directors (the "Board"). Ms. Bradley will retire from the Board, effective as of the election of the new members of the Board at the Company’s annual meeting of stockholders, currently scheduled for April 27, 2017. On the effective date of her retirement, Ms. Bradley will have served as a Board member for over eight years. Her decision to leave the Board is not based on or reflective of any disagreement related to the Company’s operations, policies or practices.
In connection with her announcement, Robert C. Rowe, the Company's president and chief executive officer said, "Dorothy has been a tremendous Board member. She applied her experience and her knowledge of our service territory. She has been uniquely engaged with our employees and is passionate about our customers. We all will miss her presence on our Board. I look forward to her friendship and advice for many years to come."
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 27, 2017